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Exhibit 99.27

FOR IMMEDIATE RELEASE

             EUROTECH, LTD. AGREES TO TERMS WITH ITS MAJOR INVESTOR
                  TO ELIMINATE ALL OUTSTANDING PREFERRED SHARES
                          AND CERTAIN OTHER OBLIGATIONS

FAIRFAX, Va.-March 27, 2003--Eurotech, Ltd. (OTC Pink Sheets: EUOT) announced today that as part of the technology licensing transaction it has entered into with HomeCom Communications, Inc. (OTCBB: HCOM), Eurotech has reached an agreement with its preferred stockholder to (i) retire all shares of Eurotech's outstanding Series A 3% Convertible Preferred Stock held by such investor and the rights of such investor to receive shares of Eurotech's Series B 5% Convertible Preferred Stock and (ii) cancel an obligation of Eurotech to issue to such investor 10 million shares common stock in exchange for, respectively, $16 million shares of Series D Convertible Preferred Stock of Markland Technologies, Inc. (OTCBB: MKLD) and $1.069 million worth of HomeCom Series G Preferred Stock. Eurotech will obtain the Markland Series D Preferred shares from Markland at the future closing of an exchange by Eurotech of 100 million shares of Markland common stock for such Series D Preferred Stock. Eurotech will receive the HomeCom Series G Preferred at the future closing of its technology licensing transaction with HomeCom. The closing of the transactions between Eurotech and its investor are subject to the satisfaction of certain conditions set forth in the transaction agreements.

Eurotech will retain a common equity position of 140 million shares in Markland. The closing bid price of Markland, which is subject to market fluctuation, was $.30 per share on March 26, 2003. Full details of the agreement will be filed in a Securities and Exchange Commission Form 8-K filing.

As a result of these transactions, Eurotech will eliminate a preferred stock position with an aggregate liquidation value of $17.5 million, and will retain equity and preferred stock positions in two separate public companies.

"Eliminating the preferred stock of Eurotech and developing our technologies through two public companies puts Eurotech in a much stronger financial position. It also creates the platform for other business opportunities for the company to explore," stated Chad A. Verdi, Eurotech's Vice-Chairman. Verdi went on to say, "The Company is continuing to explore a possible move to the OTCBB, and we hope that the recent events will improve the overall potential success of Eurotech."

About Eurotech, Ltd.

Eurotech is a corporate asset manager seeking to acquire, integrate and optimize a diversified portfolio of manufacturing and service companies in various markets. Our mission is to build value in our emerging technologies and in the companies we acquire and own, providing each with the resources it needs to realize its strategic business potential.

Our portfolio of technologically advanced products includes (i) proprietary materials created to specifically solve the serious problems of how nuclear and other hazardous wastes are cost effectively contained, and (ii) advanced performance materials for use in industrial products such as coatings and paints. For additional information about Eurotech and its technologies please visit the Company website: www.eurotechltd.com.



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Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995 Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Eurotech, Ltd. officials during presentations about Eurotech, Ltd., are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.

Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Eurotech, its technology, economic and market factors and the industries in which Eurotech, Ltd. does business, among other things. These statements are not guarantees of future performance and Eurotech, Ltd. has no specific intention to update these statements. More detailed information about those factors is contained in Eurotech Ltd.'s filings with the Securities and Exchange Commission.

For more information, contact Dawn Van Zant, ECON Investor Relations, Inc., via email dvanzant@investorideas.com.